UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 6, 2025

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2025, Palatin Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor, to sell in a registered direct offering (the “RD Offering”), an aggregate of 2,550,000 shares of common stock, $0.01 par value per share (the “Shares”), of the Company and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,138,000 shares of common stock of the Company. The Purchase Agreement also provides that the Company will issue to the investor in the RD Offering unregistered common stock purchase warrants (the “Private Warrants”) to purchase up to 4,688,000 shares of the Company’s common stock (the “Private Warrant Shares”) in a concurrent private placement (the “Private Offering” and together with the RD Offering, the “Offering”). The Shares were offered at an offering price of $1.00 per Share and the Pre-Funded Warrants were offered at an offering price of $0.9999 per Pre-Funded Warrant. The Private Warrants were offered concurrently with the Shares and Pre-Funded Warrants.

The Pre-Funded Warrants were sold in lieu of shares of the Company’s common stock to the investor so that the purchase of shares of common stock in the RD Offering by the investor would not otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 9.99% of the Company’s outstanding common stock immediately following the consummation of the Offering. Each Pre-Funded Warrant represents the right to purchase one share of common stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full.

The Private Warrants are exercisable 181 days after their issuance for a period of five years from the initial exercise date at an exercise price equal to $1.00 per Private Warrant Share. The Private Warrants are exercisable for cash, or, solely during any period when a registration statement for the issuance or resale of the Private Warrant Shares issuable upon exercise of the Private Warrants to or by the holder of such Private Warrants is not in effect, on a cashless basis.

The gross proceeds from the Offering, before deducting the placement agent fees and offering expenses, were approximately $4.7 million. The Company intends to use the net proceeds received from the Offering for general working capital purposes.

The Shares and Pre-Funded Warrants were offered and sold pursuant to a prospectus, dated September 26, 2022, and a prospectus supplement, dated February 6, 2025, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3 (File No. 333-262555).

The Purchase Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The Purchase Agreement also contains customary conditions to closing, termination rights of the parties, certain indemnification obligations of the Company and ongoing covenants for the Company, including a prohibition on the Company’s sale and issuance of additional securities for a period of 45 days from the closing date of the Offering and entering into variable rate transactions (as defined in the Purchase Agreement) for a period of six months from the closing date of the Offering, subject to certain exceptions.

A holder (together with its affiliates) may not exercise any portion of the Private Warrants to the extent that the holder would own more than 9.99% (or, at the holder’s option upon closing of the Offering, 4.99%) of the number of shares of the Company’s outstanding common stock immediately after exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

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On February 6, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), as lead placement agent and Laidlaw & Company (UK) Ltd., as co-placement agent (“Laidlaw,” and together with A.G.P., the “Placement Agents”), pursuant to which the Company engaged A.G.P. and Laidlaw as the exclusive placement agents in connection with the Offering. The Company agreed to pay the Placement Agents a fee in cash equal to 7.00% of the gross proceeds from the sale of the Shares, Pre-Funded Warrants and Common Warrants to the investor. The Company also agreed to reimburse the Placement Agents for out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $50,000. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

The Offering is expected to close on February 10, 2025.

A copy of the opinion of Thompson Hine LLP relating to the legality of the Shares and Pre-Funded Warrants offered by us in the RD Offering is attached as Exhibit 5.1 hereto.

The descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Private Warrants, and the Placement Agency Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement, the form of Pre-Funded Warrant, the form of Private Warrant, and the Placement Agency Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2 and 1.1, respectively, and incorporated herein by reference. Accordingly, the Purchase Agreement and Placement Agency Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and Placement Agency Agreement and not to provide investors with any other factual information regarding the Company or its business and investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) for any other such factual information.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the expected net proceeds therefrom. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties associated with market conditions and risks and uncertainties inherent in the Company’s business; and other risks described in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K related to the Private Offering and the issuance of the Private Warrants and the shares of common stock issuable upon the exercise thereof are incorporated by reference into this Item 3.02. The Private Warrants and the Private Warrant Shares described in this Current Report on Form 8-K have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were offered and sold in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

Press Release

On February 7, 2025, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

1.1	Placement Agency Agreement.

4.1	Form of Pre-Funded Warrant

4.2	Form of Private Warrant

5.1	Opinion of Thompson Hine LLP, dated February 10, 2025.

10.1	Form of Securities Purchase Agreement, dated February 6, 2025, by and between the Company and the Purchasers named therein.

23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1 above).

99.1	Press Release, dated February 7, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: February 10, 2025	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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